UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 East Belleview Avenue
Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

(866) 405-5012 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 15, 2023, The Western Union Company (the “Company”) determined that Jean Claude Farah will cease serving as President, Middle East and Asia Pacific, effective as of December 1, 2023. Mr. Farah is expected to remain with the Company as a non-executive employee through February 29, 2024 to assist with the transition. In connection with his departure, Mr. Farah will be eligible for benefits under the Company’s existing Severance/Change in Control Policy (Executive Committee Level) (the “Executive Severance Policy”), as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as statutory severance and benefits in accordance with local law, as described in the Company’s 2023 Proxy Statement. Any amounts due to Mr. Farah under the Executive Severance Policy will be reduced by any statutory severance paid to Mr. Farah.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY
Dated: November 21, 2023
	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Vice President and Secretary